Exhibit 99.1
FOR IMMEDIATE RELEASE
Veeva Announces Fiscal 2020 Second Quarter Results
Total Revenues of $266.9M, up 27% Year-over-year;
Subscription Services Revenues of $217.3M, up 28% Year-over-year

PLEASANTON, CA - August 27, 2019 - Veeva Systems Inc. (NYSE: VEEV), a leading provider of industry cloud solutions for the global life sciences industry, today announced results for its fiscal second quarter ended July 31, 2019.
“Veeva passed the billion-dollar annual revenue run rate milestone this quarter with a strong runway of growth ahead,” said CEO Peter Gassner. “I am incredibly proud of the team for the customer success focus, execution, and innovation that enabled us to achieve this goal a year and a half ahead of the target we laid out in 2015.”
Fiscal 2020 Second Quarter Results:

•
Revenues: Total revenues for the second quarter were $266.9 million, up from $209.6 million one year ago, an increase of 27% year-over-year. Subscription services revenues for the second quarter were $217.3 million, up from $169.6 million one year ago, an increase of 28% year-over-year.

•
Operating Income and Non-GAAP Operating Income(1): Second quarter operating income was $73.9 million, compared to $52.8 million one year ago, an increase of 40% year-over-year. Non-GAAP operating income for the second quarter was $103.7 million, compared to $74.4 million one year ago, an increase of 39% year-over-year.

•
Net Income and Non-GAAP Net Income(1): Second quarter net income was $79.2 million, compared to $50.3 million one year ago, an increase of 58% year-over-year. Non-GAAP net income for the second quarter was $87.7 million, compared to $61.5 million one year ago, an increase of 43% year-over-year.

•
Net Income per Share and Non-GAAP Net Income per Share(1): For the second quarter, fully diluted net income per share was $0.50, compared to $0.32 one year ago, while non-GAAP fully diluted net income per share was $0.55, compared to $0.39 one year ago.

“Veeva Vault also hit an important milestone this quarter, as it now represents more than half of our total revenue,” said CFO Tim Cabral. “We’re in the very early innings of a significant opportunity to help the industry and are investing for customer success and continued strong growth.”
Recent Highlights:

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Commercial Cloud Enables the Move to Digital Engagement — Strength in Veeva Commercial Cloud contributed to the company’s outperformance in the quarter. This included new multichannel CRM wins and expansions. For example, Veeva CRM Engage had one of its best quarters ever and doubled its customer count since last year. Current customers also expanded their use of the product in Q2, including 4 top 20 pharmas.

® 2019 Veeva Systems Inc. All rights reserved. Veeva and the Veeva logo are trademarks of Veeva Systems Inc. Veeva Systems Inc. owns other registered and unregistered trademarks.

•
Top 20 Medical Device Company Selects Veeva Vault as Enterprise Standard — The customer is standardizing on Veeva Vault across clinical, quality, regulatory, and commercial. They selected Veeva for its unique ability to provide best-in-class solutions, all on a single, modern cloud platform. The rollout will encompass eight applications and will include newer Veeva Vault offerings for CDMS, CTMS, and training.

•
Adoption of Veeva Vault Quality Continues Across the Industry — As of Q2, more than 100 companies have chosen Veeva Vault QMS and 230 have chosen Veeva Vault QualityDocs to streamline quality processes and documentation. In the quarter, the company also signed another top 20 pharma for Vault QualityDocs, its 10th top 20 pharma.

Financial Outlook:
Veeva is providing guidance for its fiscal third quarter ending October 31, 2019 as follows:

•	Total revenues between $274 and $275 million.

•	Non-GAAP operating income between $103 and $104 million(2).

•	Non-GAAP fully diluted net income per share between $0.54 and $0.55(2).
Veeva is providing guidance for its fiscal year ending January 31, 2020 as follows:

•	Total revenues between $1,062 and $1,065 million.

•	Non-GAAP operating income between $401 and $404 million(2).

•	Non-GAAP fully diluted net income per share between $2.11 and $2.13(2).
Other News:
Today we also announced our CFO, Tim Cabral, is retiring in 2020 after a 30-year career and 10 years at Veeva. A search for his replacement is underway and Cabral is staying at Veeva through the hiring and onboarding the new CFO to ensure a smooth transition.
Conference Call Information:

What:	Veeva’s Fiscal 2020 Second Quarter Results Conference Call
When:	Tuesday, August 27, 2019
Time:	1:30 p.m. PT (4:30 p.m. ET)
Live Call:	1-833-235-5654, domestic
1-647-689-4160, international
Conference ID 268 5597
Webcast:	ir.veeva.com
___________
(1) This press release uses non-GAAP financial metrics that are adjusted for the impact of various GAAP items. See the section titled “Non-GAAP Financial Measures” and the tables entitled “Reconciliation of GAAP to Non-GAAP Financial Measures” below for details.
(2) Veeva is not able, at this time, to provide GAAP targets for operating income and fully diluted net income per share for the third fiscal quarter ending October 31, 2019 or fiscal year ending January 31, 2020 because of the difficulty of estimating certain items excluded from non-GAAP operating income and non-GAAP fully diluted net income per share that cannot be reasonably predicted, such as charges related to stock-based compensation expense. The effect of these excluded items may be significant.

® 2019 Veeva Systems Inc. All rights reserved. Veeva and the Veeva logo are trademarks of Veeva Systems Inc. Veeva Systems Inc. owns other registered and unregistered trademarks.	2

About Veeva Systems
Veeva Systems Inc. is the leader in cloud-based software for the global life sciences industry. Committed to innovation, product excellence, and customer success, Veeva serves more than 775 customers, ranging from the world’s largest pharmaceutical companies to emerging biotechs. Veeva is headquartered in the San Francisco Bay Area, with offices throughout North America, Europe, Asia, and Latin America. For more information, visit veeva.com.
Forward-looking Statements
This release contains forward-looking statements, including the quotations from management, the statements in “Financial Outlook,” and other statements regarding Veeva’s future performance, market growth, the benefits from the use of Veeva’s solutions, our strategies, and general business conditions. Any forward-looking statements contained in this press release are based upon Veeva’s historical performance and its current plans, estimates and expectations and are not a representation that such plans, estimates, or expectations will be achieved. These forward-looking statements represent Veeva’s expectations as of the date of this press announcement. Subsequent events may cause these expectations to change, and Veeva disclaims any obligation to update the forward-looking statements in the future. These forward-looking statements are subject to known and unknown risks and uncertainties that may cause actual results to differ materially, including (i) breaches in our security measures or unauthorized access to our customers’ data; (ii) our expectation that the future growth rate of our revenues will decline; (iii) fluctuation of our results, which may make period-to-period comparisons less meaningful; (iv) competitive factors, including but not limited to pricing pressures, consolidation among our competitors, entry of new competitors, the launch of new products and marketing initiatives by our existing competitors, and difficulty securing rights to access, host or integrate with complementary third party products or data used by our customers; (v) the rate of adoption of our newer solutions and the results of our efforts to sustain or expand the use and adoption of our more established applications, like Veeva CRM; (vi) loss of one or more customers, particularly any of our large customers; (vii) system unavailability, system performance problems, or loss of data due to disruptions or other problems with our computing infrastructure; (viii) our ability to attract and retain highly skilled employees and manage our growth effectively; (ix) failure to sustain the level of profitability we have achieved in the past as our costs increase; (x) adverse changes in economic, regulatory, or market conditions, particularly in the life sciences industry, including as a result of customer mergers; (xi) a decline in new subscriptions that may not be immediately reflected in our operating results due to the ratable recognition of our subscription revenue; and (xii) pending, threatened, or future legal proceedings and related expenses.
Additional risks and uncertainties that could affect Veeva’s financial results are included under the captions, “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the company’s filing on Form 10-Q for the period ended April 30, 2019. This is available on the company’s website at veeva.com under the Investors section and on the SEC’s website at sec.gov. Further information on potential risks that could affect actual results will be included in other filings Veeva makes with the SEC from time to time.
###
Investor Relations Contact:
Rick Lund
Veeva Systems Inc.
925-271-9816
ir@veeva.com
Media Contact:
Roger Villareal
Veeva Systems Inc.
925-264-8885
pr@veeva.com

® 2019 Veeva Systems Inc. All rights reserved. Veeva and the Veeva logo are trademarks of Veeva Systems Inc. Veeva Systems Inc. owns other registered and unregistered trademarks.	3

VEEVA SYSTEMS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	July 31, 2019	January 31, 2019
Assets
Current assets:
Cash and cash equivalents	$827,468	$550,971
Short-term investments	604,688	539,190
Accounts receivable, net	145,463	303,465
Unbilled accounts receivable	21,384	18,122
Prepaid expenses and other current assets	21,835	21,666
Total current assets	1,620,838	1,433,414
Property and equipment, net(3)	54,354	54,966
Deferred costs, net	30,205	30,869
Lease right-of-use assets(3)	18,920	—
Goodwill	95,804	95,804
Intangible assets, net	21,438	24,521
Deferred income taxes, noncurrent	6,499	5,938
Other long-term assets	11,795	8,254
Total assets	$1,859,853	$1,653,766

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$8,613	$9,110
Accrued compensation and benefits	18,003	15,324
Accrued expenses and other current liabilities	15,302	16,145
Income tax payable	5,241	4,086
Deferred revenue	329,053	356,357
Lease liabilities(3)	6,729	—
Total current liabilities	382,941	401,022
Deferred income taxes, noncurrent	8,444	6,095
Lease liabilities, noncurrent(3)	15,518	—
Other long-term liabilities	7,933	8,900
Total liabilities	414,836	416,017
Stockholders’ equity:
Class A common stock	1	1
Class B common stock	—	—
Additional paid-in capital	673,878	617,623
Accumulated other comprehensive income	(93)	928
Retained earnings(3)	771,231	619,197
Total stockholders’ equity	1,445,017	1,237,749
Total liabilities and stockholders’ equity	$1,859,853	$1,653,766
_______________________
(3) The Company adopted ASU 2016-02, “Leases” (Topic 842) using the modified retrospective method as of February 1, 2019 and elected the transition option that allows the Company not to restate the comparative periods in their financial statements in the year of adoption.

® 2019 Veeva Systems Inc. All rights reserved. Veeva and the Veeva logo are trademarks of Veeva Systems Inc. Veeva Systems Inc. owns other registered and unregistered trademarks.	4

VEEVA SYSTEMS INC.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(In thousands, except per share data)
(Unaudited)

	Three months ended July 31,		Six months ended July 31,
	2019	2018	2019	2018
Revenues:
Subscription services	$217,312	$169,592	$415,427	$325,595
Professional services and other	49,588	40,017	96,225	79,561
Total revenues	266,900	209,609	511,652	405,156
Cost of revenues(4):
Cost of subscription services	31,480	29,146	61,858	59,059
Cost of professional services and other	38,738	30,080	73,863	60,322
Total cost of revenues	70,218	59,226	135,721	119,381
Gross profit	196,682	150,383	375,931	285,775
Operating expenses(4):
Research and development	51,146	38,826	96,119	76,023
Sales and marketing	45,821	38,222	85,438	72,607
General and administrative	25,859	20,517	49,349	40,371
Total operating expenses	122,826	97,565	230,906	189,001
Operating income	73,856	52,818	145,025	96,774
Other income, net	7,332	3,342	13,493	5,481
Income before income taxes	81,188	56,160	158,518	102,255
Provision for income taxes	1,946	5,874	5,827	7,659
Net income	$79,242	$50,286	$152,691	$94,596

Net income attributable to common stockholders, basic and diluted:	$79,242	$50,286	$152,691	$94,596

Net income per share attributable to common stockholders:
Basic	$0.54	$0.35	$1.04	$0.66
Diluted	$0.50	$0.32	$0.96	$0.61

Weighted-average shares used to compute net income per share attributable to common stockholders:
Basic	147,510	143,748	147,116	143,271
Diluted	158,675	155,416	158,339	155,227
Other comprehensive income (loss):
Net change in unrealized gains on available-for- sale investments	$461	$357	$1,423	$662
Net change in cumulative foreign currency translation loss	(1,742)	(1,572)	(2,444)	(2,381)
Comprehensive income	$77,961	$49,071	$151,670	$92,877
_______________________ (4) Includes stock-based compensation as follows:
Cost of revenues:
Cost of subscription services	$583	$416	$968	$761
Cost of professional services and other	4,458	2,657	7,436	4,985
Research and development	9,509	5,795	15,833	10,462
Sales and marketing	7,177	4,830	12,325	8,918
General and administrative	6,643	6,020	12,564	11,603
Total stock-based compensation	$28,370	$19,718	$49,126	$36,729

® 2019 Veeva Systems Inc. All rights reserved. Veeva and the Veeva logo are trademarks of Veeva Systems Inc. Veeva Systems Inc. owns other registered and unregistered trademarks.	5

VEEVA SYSTEMS INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three months ended July 31,		Six months ended July 31,
	2019	2018	2019	2018
Cash flows from operating activities
Net income	$79,242	$50,286	$152,691	$94,596
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	5,561	3,498	10,999	7,094
Accretion of discount on short-term investments	(1,096)	(353)	(2,274)	(532)
Stock-based compensation	28,370	19,718	49,126	36,729
Amortization of deferred costs	4,843	4,583	9,692	9,102
Deferred income taxes	921	868	1,339	818
(Gain) Loss on foreign currency from mark-to-market derivative	42	(186)	(38)	(163)
Bad debt expense (recovery)	(159)	(58)	(312)	178
Changes in operating assets and liabilities:
Accounts receivable	18,804	43,103	158,314	112,695
Unbilled accounts receivable	1,982	2,858	(3,262)	(1,429)
Deferred costs	(4,427)	(3,371)	(9,028)	(6,922)
Income taxes	611	1,992	949	(504)
Other current and long-term assets	(1,338)	(2,796)	(4,097)	(3,509)
Accounts payable	379	(1,443)	(37)	538
Accrued expenses and other current liabilities	2,672	(1,540)	1,913	(4,104)
Deferred revenue	(35,225)	(30,406)	(27,311)	(7,756)
Lease liabilities	(1,889)	—	(3,518)	—
Other long-term liabilities	1,180	60	1,616	567
Net cash provided by operating activities	100,473	86,813	336,762	237,398
Cash flows from investing activities
Purchases of short-term investments	(209,195)	(181,069)	(438,089)	(374,231)
Maturities and sales of short-term investments	187,772	141,266	376,737	317,810
Purchases of property and equipment	(1,092)	(686)	(2,286)	(1,395)
Capitalized internal-use software development costs	(286)	(284)	(705)	(514)
Net cash used in investing activities	(22,801)	(40,773)	(64,343)	(58,330)
Cash flows from financing activities
Reduction of lease liabilities - finance leases	(239)	—	(488)	—
Proceeds from exercise of common stock options	3,620	7,022	7,011	14,861
Net cash provided by financing activities	3,381	7,022	6,523	14,861
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(1,742)	(1,565)	(2,444)	(2,376)
Net change in cash, cash equivalents, and restricted cash	79,311	51,497	276,498	191,553
Cash, cash equivalents, and restricted cash at beginning of period	749,365	461,443	552,178	321,387
Cash, cash equivalents, and restricted cash at end of period	$828,676	$512,940	$828,676	$512,940

® 2019 Veeva Systems Inc. All rights reserved. Veeva and the Veeva logo are trademarks of Veeva Systems Inc. Veeva Systems Inc. owns other registered and unregistered trademarks.	6

Non-GAAP Financial Measures
In Veeva’s public disclosures, Veeva has provided non-GAAP measures, which it defines as financial information that has not been prepared in accordance with generally accepted accounting principles in the United States, or GAAP. In addition to its GAAP measures, Veeva uses these non-GAAP financial measures internally for budgeting and resource allocation purposes and in analyzing its financial results. For the reasons set forth below, Veeva believes that excluding the following items from its non-GAAP financial measures provides information that is helpful in understanding its operating results, evaluating its future prospects, comparing its financial results across accounting periods, and comparing its financial results to its peers, many of which provide similar non-GAAP financial measures.

•
Stock-based compensation expenses. Veeva excludes stock-based compensation expenses from its non-GAAP measures primarily because they are non-cash expenses that Veeva excludes from its internal management reporting processes. Veeva’s management also finds it useful to exclude these expenses when they assess the appropriate level of various operating expenses and resource allocations when budgeting, planning and forecasting future periods. Moreover, because of varying available valuation methodologies, subjective assumptions and the variety of award types that companies can use under FASB ASC Topic 718, Veeva believes excluding stock-based compensation expenses allows investors to make meaningful comparisons between our recurring core business operating results and those of other companies.

•
Amortization of purchased intangibles. Veeva incurs amortization expense for purchased intangible assets in connection with acquisitions of certain businesses and technologies. Amortization of intangible assets is a non-cash expense and is inconsistent in amount and frequency because it is significantly affected by the timing, size of acquisitions and the inherent subjective nature of purchase price allocations. Because these costs have already been incurred and cannot be recovered, and are non-cash expenses, Veeva excludes these expenses for its internal management reporting processes. Veeva’s management also finds it useful to exclude these charges when assessing the appropriate level of various operating expenses and resource allocations when budgeting, planning and forecasting future periods. Investors should note that the use of intangible assets contributed to Veeva’s revenues earned during the periods presented and will contribute to Veeva’s future period revenues as well.

•
Deferred compensation associated with the Zinc Ahead business acquisition. The Zinc Ahead share purchase agreement, as revised, called for share purchase consideration to be deferred and paid at a rate of one-third of the deferred consideration amount per year to certain former Zinc Ahead employee shareholders and option holders who remain employed with Veeva on each deferred consideration payment date. In accordance with GAAP, these payments are being accounted for as deferred compensation and the expense is recognized over the requisite service period. Veeva’s management views this deferred compensation expense as an unusual acquisition cost associated with the Zinc Ahead acquisition and finds it useful to exclude it in order to assess the appropriate level of various operating expenses to assist in budgeting, planning and forecasting future periods. Veeva believes excluding this deferred compensation expense from its non-GAAP measures may allow investors to make more meaningful comparisons between its recurring operating results and those of other companies.

•
Income tax effects on the difference between GAAP and non-GAAP costs and expenses. The income tax effects that are excluded from the non-GAAP measures relate to the imputed tax impact on the difference between GAAP and non-GAAP costs and expenses due to stock-based compensation, purchased intangibles, and deferred compensation associated with the Zinc Ahead business acquisition for GAAP and non-GAAP measures.

® 2019 Veeva Systems Inc. All rights reserved. Veeva and the Veeva logo are trademarks of Veeva Systems Inc. Veeva Systems Inc. owns other registered and unregistered trademarks.	7

There are limitations to using non-GAAP financial measures because non-GAAP financial measures are not prepared in accordance with GAAP and may be different from non-GAAP financial measures provided by other companies. The non-GAAP financial measures are limited in value because they exclude certain items that may have a material impact upon our reported financial results. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by Veeva’s management about which items are adjusted to calculate its non-GAAP financial measures. Veeva compensates for these limitations by analyzing current and future results on a GAAP basis as well as a non-GAAP basis and also by providing GAAP measures in its public disclosures.
Beginning with the fiscal quarter ended April 30, 2019, Veeva no longer excludes the effects of capitalization of internal-use software development expenses and the subsequent amortization of the capitalized expenses in its non-GAAP financial measures. Prior periods have been adjusted to reflect this change, and the effect of this change is not material for any period previously presented.
Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Veeva encourages its investors and others to review its financial information in its entirety, not to rely on any single financial measure to evaluate its business, and to view its non-GAAP financial measures in conjunction with the most directly comparable GAAP financial measures. A reconciliation of GAAP to the non-GAAP financial measures has been provided in the tables below.

® 2019 Veeva Systems Inc. All rights reserved. Veeva and the Veeva logo are trademarks of Veeva Systems Inc. Veeva Systems Inc. owns other registered and unregistered trademarks.	8

VEEVA SYSTEMS INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Dollars in thousands)
(Unaudited)

The following tables reconcile the specific items excluded from GAAP metrics in the calculation of non-GAAP metrics for the periods shown below:

	Three months ended July 31,		Six months ended July 31,
	2019	2018	2019	2018
Cost of subscription services revenues on a GAAP basis	$31,480	$29,146	$61,858	$59,059
Stock-based compensation expense	(583)	(416)	(968)	(761)
Amortization of purchased intangibles	(688)	(806)	(1,355)	(1,707)
Cost of subscription services revenues on a non-GAAP basis	$30,209	$27,924	$59,535	$56,591

Gross margin on subscription services revenues on a GAAP basis	85.5%	82.8%	85.1%	81.9%
Stock-based compensation expense	0.3	0.2	0.3	0.2
Amortization of purchased intangibles	0.3	0.5	0.3	0.5
Gross margin on subscription services revenues on a non- GAAP basis	86.1%	83.5%	85.7%	82.6%

Cost of professional services and other revenues on a GAAP basis	$38,738	$30,080	$73,863	$60,322
Stock-based compensation expense	(4,458)	(2,657)	(7,436)	(4,985)
Deferred compensation associated with Zinc Ahead acquisition	—	(5)	—	(10)
Cost of professional services and other revenues on a non- GAAP basis	$34,280	$27,418	$66,427	$55,327

Gross margin on professional services and other revenues on a GAAP basis	21.9%	24.8%	23.2%	24.2%
Stock-based compensation expense	9.0	6.6	7.8	6.3
Gross margin on professional services and other revenues on a non-GAAP basis	30.9%	31.5%	31.0%	30.5%

Gross profit on a GAAP basis	$196,682	$150,383	$375,931	$285,775
Stock-based compensation expense	5,041	3,073	8,404	5,746
Amortization of purchased intangibles	688	806	1,355	1,707
Deferred compensation associated with Zinc Ahead acquisition	—	5	—	10
Gross profit on a non-GAAP basis	$202,411	$154,267	$385,690	$293,238

Gross margin on total revenues on a GAAP basis	73.7%	71.7%	73.5%	70.5%
Stock-based compensation expense	1.9	1.5	1.6	1.5
Amortization of purchased intangibles	0.3	0.4	0.3	0.4
Gross margin on total revenues on a non-GAAP basis	75.9%	73.6%	75.4%	72.4%

Research and development expense on a GAAP basis	$51,146	$38,826	$96,119	$76,023
Stock-based compensation expense	(9,509)	(5,795)	(15,833)	(10,462)
Deferred compensation associated with Zinc Ahead acquisition	—	(109)	—	(218)
Research and development expense on a non-GAAP basis	$41,637	$32,922	$80,286	$65,343

Sales and marketing expense on a GAAP basis	$45,821	$38,222	$85,438	$72,607
Stock-based compensation expense	(7,177)	(4,830)	(12,325)	(8,918)
Amortization of purchased intangibles	(825)	(977)	(1,728)	(1,924)
Deferred compensation associated with Zinc Ahead acquisition	—	(15)	—	(30)
Sales and marketing expense on a non-GAAP basis	$37,819	$32,400	$71,385	$61,735

General and administrative expense on a GAAP basis	$25,859	$20,517	$49,349	$40,371
Stock-based compensation expense	(6,643)	(6,020)	(12,564)	(11,603)
Deferred compensation associated with Zinc Ahead acquisition	—	—	—	—
General and administrative expense on a non-GAAP basis	$19,216	$14,497	$36,785	$28,768

® 2019 Veeva Systems Inc. All rights reserved. Veeva and the Veeva logo are trademarks of Veeva Systems Inc. Veeva Systems Inc. owns other registered and unregistered trademarks.	9

VEEVA SYSTEMS INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (continued)
(Dollars in thousands, except per share data)
(Unaudited)

	Three months ended July 31,		Six months ended July 31,
	2019	2018	2019	2018
Operating expense on a GAAP basis	$122,826	$97,565	$230,906	$189,001
Stock-based compensation expense	(23,329)	(16,645)	(40,722)	(30,983)
Amortization of purchased intangibles	(825)	(977)	(1,728)	(1,924)
Deferred compensation associated with Zinc Ahead acquisition	—	(124)	—	(248)
Operating expense on a non-GAAP basis	$98,672	$79,819	$188,456	$155,846

Operating income on a GAAP basis	$73,856	$52,818	$145,025	$96,774
Stock-based compensation expense	28,370	19,718	49,126	36,729
Amortization of purchased intangibles	1,513	1,783	3,083	3,631
Deferred compensation associated with Zinc Ahead acquisition	—	129	—	258
Operating income on a non-GAAP basis	$103,739	$74,448	$197,234	$137,392

Operating margin on a GAAP basis	27.6%	25.2%	28.4%	23.9%
Stock-based compensation expense	10.6	9.4	9.6	9.0
Amortization of purchased intangibles	0.6	0.8	0.6	0.9
Deferred compensation associated with Zinc Ahead acquisition	—	0.1	—	0.1
Operating margin on a non-GAAP basis	38.8%	35.5%	38.6%	33.9%

Net income on a GAAP basis	$79,242	$50,286	$152,691	$94,596
Stock-based compensation expense	28,370	19,718	49,126	36,729
Amortization of purchased intangibles	1,513	1,783	3,083	3,631
Deferred compensation associated with Zinc Ahead acquisition	—	129	—	258
Income tax effect on non-GAAP adjustments(1)	(21,379)	(10,462)	(38,426)	(22,344)
Net income on a non-GAAP basis	$87,746	$61,454	$166,474	$112,870

Diluted net income per share on a GAAP basis	$0.50	$0.32	$0.96	$0.61
Stock-based compensation expense	0.17	0.13	0.31	0.24
Amortization of purchased intangibles	0.01	0.01	0.02	0.02
Deferred compensation associated with Zinc Ahead acquisition	—	—	—	—
Income tax effect on non-GAAP adjustments(1)	(0.13)	(0.07)	(0.24)	(0.14)
Diluted net income per share on a non-GAAP basis	$0.55	$0.39	$1.05	$0.73
________________________

(1)	For the three and six months ended July 31, 2019 and 2018, management used an estimated annual effective non-GAAP tax rate of 21.0%.

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